Exhibit 99.1

Novo Integrated Sciences Provides Update on Certain Current Events

BELLEVUE, Wash., October 6, 2023 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”) today provides an update with respect to the following previously disclosed pending transactions: (i) the Blacksheep Trust One Billion Dollar Master Collateral Transfer Agreement (the “Collateral Transfer Facility”), (ii) the Letter of Funding Commitment for a direct investment in the Company of $40,000,000 from Sheikh Khaled bin Mohammad bin Fahad Al Thanayan (“Sheikh Khaled”) to develop eldercare facilities in Canada, and (iii) the unsecured 15-year $70,000,000 promissory note with RC Consulting LLC in favor of SCP Tourbillion Monaco for a lump sum debt funding of $57,000,000:

Collateral Transfer Facility. It is important to note that a facility of this nature is not a novelty nor unique to Novo, but rather an effective financing tool in European and Asian marketplaces.

What is the Collateral? The Company’s preliminary due diligence establishing the existence of the collateral in a form and amount sufficient to fulfill the contemplated transfer reflected a GOLD-BACKED GUARANTEE (the “Collateral”).

Validation and Authentication. The pending Collateral validation and authentication will be conducted by an independent PCAOB auditor as the Collateral to be transferred will be reflected on the Company’s balance sheet. Upon verification and authentication of the Collateral, the parties will enter into a Collateral Transfer Agreement and other ancillary agreements related to the book transfer and segregation of collateral.

Monetization. Upon completion of the Collateral transfer, the Company expects to leverage the Collateral in order to obtain a significant line of credit. The line of credit would be secured solely by the Collateral, leaving the balance of the Company’s assets free and clear.

Blacksheep Trust Compensation. Upon successful monetization, the Company will advance the prescribed fee of 15% of the monetization amount to Blacksheep Trust. This is the first time Blacksheep Trust will be entitled to ANY compensation. Upon further draw-down of funds from the Collateral backed line of credit for deal flow, Blacksheep Trust will be entitled to an annual distribution of 10% of net profits as identified by an independent auditor based on the Company’s business activity resulting from the direct investment of any funds derived from monetization.

Risk to Company up to Monetization. Prior to monetization, there is no risk to the Company as a result of the Collateral Transfer Facility.

What is Blacksheep Trust? Blacksheep Trust is a New York-based private express trust settled for the purposes of Benevolent Services with (i) a 33% allocation to charitable services, and (ii) 67% allocation to social economic development.

Who is Blacksheep Trust?

●	Administered by multiple Trustees.

●	Mr. Baron, Trustee. Prior to assuming his role as a trustee of Blacksheep Trust, Mr. Baron was involved in an unfortunate circumstance that cost him his reputation and prompted his shift of focus to charitable services and social economic development.

●	Mr. Sanjeev Verma, Executive Trustee. Mr. Verma is a distinguished former international banker with 30 years of banking and financial services expertise, having previously worked with Goldman Sachs, Deutsche Bank, Standard Chartered Bank, and Charles Schwab. Mr. Verma has extensive experience working with global regulators and implementing robust risk management and governance structures. We anticipate that Mr. Verma will be Blacksheep Trust’s nominee to serve on Novo’s Board of Directors. In this role, we expect that Mr. Verma will bring his wealth of expertise and distinguished reputation, and will play a pivotal role on Novo’s Board, pending the successful transfer of collateral through the Collateral Transfer Facility.

Expressing his anticipation for this project, Mr. Verma stated, “As an Executive Trustee of Blacksheep Trust, I look forward to contributing to Novo’s success. Our mission is to uphold the highest standards, and I am eager to bring my expertise to Novo’s Board upon the successful completion of the collateral transfer.”

$40,000,000 Letter of Funding Commitment from Sheikh Khaled. As previously announced, the Company has a funding commitment for a direct investment of $40,000,000 from Sheikh Khaled through Gulf International Minerals and Energy Group (GIMEG). The funding is expected to result in project-specific joint ventures for development of elder care and senior living community facilities in Canada. The Company is actively working to identify and secure the initial eldercare facility for this project.

Unsecured 15-year $70,000,000 Promissory Note. On April 27, 2023, the Company disclosed the issuance of an unsecured 15-year $70,000,000 promissory note, for a lump sum debt funding of $57,000,000, to RC Consulting LLC in favor of SCP Tourbillion Monaco. As a result of the Company’s then non-compliance with Nasdaq’s continued listing requirements, the Company was unable to receive any funds available to it through the coupon. On May 31, 2023, the Company regained Nasdaq compliance, resulting in the commencement of underwriting and lender compliance review.

Regarding the current funding timeline, Roland Coston, President and CEO of RC Consulting LLC, commented, “RC Consulting Group L.L.C’s duties as a fiduciary in any transaction are taken seriously and acted on with the utmost in professionalism and integrity. In short order Novo Integrated Sciences Inc. will be granted the right of first draw against the coupon resulting in a more significant role for RC as it relates to ensuring a good compliance standing. Our address of business is for convenience and privacy purposes as well as security, the simple fact that this needs to be explained in any forum is a testament to the suspect motive behind the inquiry.”

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(888) 512-1195